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                                                                   Exhibit 23.05



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Brooks Automation, Inc. for the registration of $175,000,000 aggregate principal amount of 4.75% Convertible Subordinated Notes due 2008 (the "Notes"), the 2,491,813 shares of its common stock issuable upon conversion of the Notes and 2,491,813 preferred share purchase rights of our report dated February 19, 2001, with respect to the consolidated financial statements of Progressive Technologies, Inc. as of December 31, 2000 and 1999, and for the three years then ended (such consolidated financial statements not presented separately therein), included in the Current Report on Form 8-K of Brooks Automation, Inc. dated August 20,
2001, and to all references to our Firm included in such Registration Statement.

                                                /s/ Arthur Andersen LLP
                                                -----------------------
Boston, Massachusetts
August 20, 2001